Exhibit 21(B)





                           METROPOLITAN EDISON COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





  NAME OF                                                             STATE OF
SUBSIDIARIES                         BUSINESS                      INCORPORATION
------------                         --------                      -------------


YORK HAVEN POWER COMPANY          HYDROELECTRIC GENERATING         NEW YORK
                                  STATION

MET-ED CAPITAL, L.P.              SPECIAL-PURPOSE                  DELAWARE